Exhibit 10.25
AMENDMENT TO THE COMMERCIAL LEASE AGREEMENT
By this instrument, on one side MercadoLivre.com Atividades de Internet Ltda with its principal place of business at Rua Gomes de Carvalho 1.306, 7º andar, CEP: 04547-005 in the city of São Paulo, SP, enrolled in the General Taxpayers’ Register under CNPJ No 03.361.252/0001-34 (hereinafter referred to as “LESSEE”), and on the other side CNA Spitaletti Construtora e Incorporadora Ltda., with its principal place of business at Av. Dr. Yojiro Takaoka 4384, Loja 13, piso superior, Santana de Parnaíba, São Paulo enrolled in the General Taxpayers’ Register under CNPJ No 61.598.983/001-02, (hereinafter referred to as “LESSOR”).
Whereas, the Parties have entered into a Property Lease Agreement on April 01, 2008 for the lease of units 902 to 909;
Whereas the Parties intend do amend this Lease Agreement so as to modify certain conditions, especially those related to sublease;
The Parties hereto by mutual agreement resolve to enter into his Instrument of Amendment (“Amendment”) with the purpose of amending the Lease Agreement that shall be governed by the following terms and conditions:
Clause One: This amendment is intended to change Clause VI.3 of the agreement so as to permit LESSEE to assign, transfer or sublease the premises, in whole or in part, to any company pertaining to its economic group, upon prior consent of LESSOR. Such Clause shall be effective with the following wording:
“VI. PURPOSE AND USE OF PREMISES
(...)
“VI.3 — LESSEE shall not assign, transfer or sublease the premises, in whole or in part, for value or under free lease, without LESSOR’s written prior consent. Regardless of that provided in the preceding sentence, LESSOR shall not refuse to give its consent in the event of a sublease to companies that are provenly part of the LESSEE’s economic group and LESSOR hereby authorizes subleasing to the companies Ibazar.com Atividades de Internet Ltda, Ebazar.com.br Ltda and MercadoPago.com Representações Ltda. In such events LESSEE shall be fully liable for the payment of sublease rent”.
FINAL PROVISIONS
This amendment enters into force on the date of its execution and any other terms and conditions that have not been amended by the present instrument shall remain unaltered and effective.
In witness whereof, the parties have executed this Amendment in two (02) counterparts of equal content in the presence of the two (02) undersigned witnesses.
Sao Paulo, October 30, 2009

[signed]
MercadoLivre Atividades de Internet Ltda
Name: Stelleo Passos Tolda
Title: President Director
[signed]
CNA Spitaletti Construtora e Incorporadora Ltda
Name: [illegible] Spillateli
Title: Director
Witnesses
1. [signed]
Name: Eliana [illegible] da Silva
RG: 30735718-9
2. [signed]
Name: [illegible]
RG: 30.243.952-3